EXHIBIT 10.5

AGREEMENT TO TERMINATE
EXECUTIVE CHANGE IN CONTROL TERMINATION AGREEMENT

This agreement (“Agreement”) between ENTEGRIS, INC., a Delaware corporation with headquarters offices at 129 Concord Road, Billerica, MA 01821, (“Entegris” or the “Company”) and William Shaner (the “Executive,” and together with the Company, the “Parties”) dated January 16, 2017 (the “Effective Date”).
RECITALS

A.	The Executive and the Company entered into an Executive Change in Control Termination Agreement as of February 24, 2010 (the “Original Agreement”).

B.	The Executive continues to be employed by the Company as of the Effective Date.

C.	In recognition of a modification to the role and responsibilities of the Executive within the Company, the Executive and the Company wish to terminate the Original Agreement.
NOW THEREFORE, in consideration of the foregoing premises, of the mutual promises of the Parties made herein and of other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Effective as of the Effective Date, the Original Agreement is hereby terminated in its entirety and is of no further force and effect.

2.
The validity, interpretation, construction and enforcement of this Agreement shall be governed by the laws of the State of Delaware as applied to transactions taking place wholly within Delaware between Delaware residents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
Entegris, Inc.                        Executive:

By: /s/ Christine A. Wilkinson                 /s/ William Shaner
Name:     Christine A. Wilkinson                William Shaner
Title:     HR Manager COS